Exhibit 99.1
Business Objects Reports Q3 2006 Results
Total Revenues Grew 19 Percent Year-Over-Year
Revenues and EPS Exceeded Company’s Guidance
SAN JOSE, Calif. and PARIS – October 25, 2006 — Business Objects (Nasdaq: BOBJ; Euronext Paris ISIN code FR0004026250 — BOB), the world’s leading provider of business intelligence (BI) solutions, today announced results for the third quarter ended September 30, 2006.
Total revenues for the third quarter of 2006 were $310 million, up 19 percent year-over-year. License revenues for the third quarter of 2006 were $132 million, up 9 percent year-over-year. Services revenues, including maintenance and global professional services, for the third quarter of 2006 were $179 million, up 27 percent year-over-year.
US GAAP diluted earnings per share for the third quarter of 2006 were $0.21, flat year-over-year after including approximately $11 million of additional stock-based compensation expense under FAS 123(R) in the third quarter of 2006. Non-GAAP diluted earnings per share for the third quarter of 2006 were $0.41, up 37 percent year-over-year. Total revenues and diluted earnings per share exceeded the high-end of the company’s guidance range for the quarter.
All figures referred to herein are stated in US dollars unless otherwise indicated. The three months and nine months ended September 30, 2006 non-GAAP results, as defined below in the section “Use of Non-GAAP Financial Measures,” differ from results measured under US GAAP as they exclude amortization of intangible assets, write-off of in-process R&D, and stock-based compensation expense. US GAAP numbers for the three months and nine months ended September 30, 2005 do not include stock-based compensation expense under FAS 123(R). A reconciliation of US GAAP to non-GAAP results is included at the end of this press release.
“Our revenues grew 19 percent year-over-year and 5 percent sequentially in a typically weaker quarter on the continued strength of the Americas and significantly improved contribution from Asia-Pacific and Japan,” said John Schwarz, chief executive officer of Business Objects. “We continued to improve our margins, concluded 9 deals over $1 million, expanded the breadth of our enterprise performance management and enterprise information management solutions, and gained traction in the mid-market.”
Third Quarter 2006 Business Highlights
Revenue Growth in All Geographies
o	Total revenues in the Americas for the third quarter of 2006 were $175 million, up 27 percent year-over-year. The Americas closed 6 transactions over $1 million in license revenues.

o	Total revenues in Europe, Middle-East and Africa (or EMEA) for the third quarter of 2006 were $113 million, up 7 percent year-over-year (up 3 percent in constant currencies). EMEA closed 2 transactions over $1 million in license revenues, including 1 in excess of $5 million.

o	Total revenues in Asia-Pacific and Japan (or APJ) for the third quarter of 2006 were $23 million, up 19 percent year-over-year. APJ closed 1 transaction over $1 million in license revenues.
New Products Drive Growth in License Revenues
o	License revenues for enterprise performance management (EPM) solutions, including planning, budgeting, and dashboard applications, were $19 million for the third quarter of 2006, up 138 percent year-over-year.

o	License revenues for enterprise information management (EIM) solutions, including data quality and data integration, were $13 million for the third quarter of 2006, up 74 percent year-over-year.

o	License revenues for core business intelligence solutions were $100 million for the third quarter of 2006, down 5 percent year-over-year but up 4% from the second quarter of 2006. As customers complete migrations and older versions of our products are displaced by Business Objects XI, we expect this segment to return to growth.

o	Included in the above categories, license revenues for BusinessObjects XI were $96 million for the third quarter of 2006, up 47 percent year-over-year.
Maintenance and Consulting Drive Growth in Services Revenues
o	Maintenance revenues for the third quarter of 2006 were $129 million, up 24 percent year-over-year.

o	Global services revenues for the third quarter of 2006 were $50 million, up 34 percent year-over-year.
Company Continues to Improve Margins
o	Income from operations on a US GAAP basis for the third quarter of 2006 was $29 million, or 10 percent of total revenues, as compared to $30 million, or 12 percent of total revenues, for the third quarter of 2005. However, the third quarter of 2006 included approximately $11 million of additional stock-based compensation expense under FAS 123(R).

o	Income from operations on a non-GAAP basis for the third quarter of 2006 was $53 million, or an increase to 17 percent of total revenues, as compared to $42 million, or 16 percent of total revenues, for the third quarter of 2005.

o	The effective tax rate on a US GAAP basis for the third quarter of 2006 was 43 percent, as compared to 41 percent for the third quarter of 2005. The effective tax rate on a non-GAAP basis for the third quarter of 2006 was 33 percent, as compared to 38 percent for the third quarter of 2005.

o	Net income on a US GAAP basis for the third quarter of 2006 was $20 million, flat year-over-year, after the inclusion of additional stock-based compensation expense from FAS 123(R).

o	Net income on a non-GAAP basis for the third quarter of 2006 was $39 million, up 39% year-over-year.
Strong Balance Sheet and Cash Flow
o	Total cash, cash equivalents and short-term investments were $504 million at September 30, 2006, up $167 million from December 31, 2005.

o	Total deferred and long-term deferred revenues were $262 million at September 30, 2006, up $53 million from December 31, 2005.

o	Net cash flow from operating activities was $220 million for the nine months ended September 30, 2006.
Other Business Highlights
o	Notable customer wins in the third quarter of 2006 included: Australia Post, Banner Health, BMC, British Vita Unlimited, Defense Logistics Agency, Europcar, Groupe Sodexho Alliance, Italferr S.p.A. Gruppo Ferrovie dello Stato, Johnson Controls, Land and Agricultural Bank of South Africa, Kaiser Permanente, Kyobo Life Insurance, Ministère de l’Agriculture et de la Pêche, Northamptonshire County Council, Siemens Business Service, US Social Security Administration, Tribune Company, US Army, US Navy, USTRANSCOM, and Zions Bancorporation.

o	In October, Business Objects was again named the business intelligence (BI) market share leader, according to the 2005 BI platform market share report issued by Gartner. In September, IDC issued the report “Western European Business Intelligence Tools, 2005 Vendor Shares” (IDC #LT07N, August 2006), which stated that Business Objects has strengthened its position as the leading BI vendor in Western Europe. In August, Crystal Vision Server XI was named a Midmarket Product of the Year by CMP Media’s VARBusiness magazine.

o	The company launched BusinessObjects Data Quality XI, a suite of products that advances the data quality solutions integrated from the acquisition of Firstlogic, Inc.

o	The company released its integrated planning, budgeting, forecasting, and consolidation solutions on the BusinessObjects XI platform.

o	Business Objects and Salesforce.com expanded their partnership to deliver Business Objects reporting and dashboard capabilities on AppExchange for Salesforce.com customers.

o	Business Objects announced the availability of Crystal Reports® for Eclipse, a report design and deployment environment for Java application developers.

o	In the third quarter of 2006, Business Objects added over 20 new OEMs and over 100 new VARs to the company’s community of partners.
Addition of ALG Software Strengthens Enterprise Performance Management Offering
o	On October 2, 2006, the company completed its acquisition of privately-held Armstrong Laing Limited, or “ALG Software,” a leading provider of profitability management and activity based costing solutions. ALG Software’s profitability management and activity based costing solutions represent a fast-growing segment of the EPM market and complement the existing Business Objects EPM solutions.

o	The acquisition was an all-cash transaction of approximately £30 million GBP (approximately $56 million USD at then current exchange rates) and will be accounted for under the purchase method of accounting.
Business Outlook
Business Objects offers the following guidance for the quarter ending December 31, 2006.
Total revenues for the fourth quarter are expected to be up on a sequential basis due to both a seasonally stronger fourth quarter and the impact of revenues from the ALG Software acquisition.
o	Total revenues have been increased to an expected range of $348 million to $356 million.

o	US GAAP diluted earnings per share are expected to range from $0.29 to $0.34.

o	Non-GAAP diluted earnings per share are expected to range from $0.53 to $0.58.
Non-GAAP diluted earnings per share for the quarter ending December 31, 2006 are expected to add back approximately $12 million of amortization of intangible assets, approximately $12 million of stock based compensation expense, and approximately $3 million of in-process R&D, which would impact EPS by approximately $0.24, after tax effect.
Business Objects updates the following guidance for the fiscal year ending December 31, 2006. For the full year, the company has revised its revenues and non-GAAP earnings guidance upward from the previous guidance due to the higher than previously forecast third quarter results as well as the impact of revenues from the ALG Software acquisition. The company has decreased its US GAAP diluted EPS guidance due to the purchase accounting expenses of the ALG Software acquisition.
o	Total revenues have been increased to an expected range of $1.231 billion to $1.239 billion.

o	US GAAP diluted earnings per share are expected to range from $0.71 to $0.76.

o	Non-GAAP diluted earnings per share are expected to range from $1.57 to $1.62.
Non-GAAP diluted earnings per share for the year ending December 31, 2006 are expected to add back approximately $48 million of amortization of intangible assets and the write-off of in-process R&D and $44 million of stock based compensation expense, which would impact EPS by approximately $0.86 per share, after tax effect.
The US GAAP guidance includes stock based compensation expense from the application of FAS 123(R). This anticipated stock based compensation expense of approximately $12 million in the quarter ending December 31, 2006, and $44 million for the full year 2006, includes the impact of options assumed in prior acquisitions, as well as prior employee grants, and estimated employee grants for the current year. These expected expenses are based on estimates, including future stock price, employee turnover, growth in new employees, grants to current and new employees, stock volatility, and future interest rates.
The outlook for the quarter ending December 31, 2006 assumes a US dollar to euro exchange rate of $1.26 per €1.00, a US dollar to Canadian dollar exchange rate of $0.89 per CDN $1.00 and an effective US GAAP tax rate of 43 percent, and a non-GAAP tax rate of 33 percent. The non-GAAP tax rate differs from the US GAAP tax rate due to the elimination of the tax rate effect of the US GAAP expenses that are being eliminated to arrive at the non-GAAP expenses. Fully diluted shares outstanding are expected to be 96.2 million for the fourth quarter and 95.5 million for the full year of 2006.

The above information concerning our forecast for the fourth quarter and full year 2006 represents our outlook only as of the date hereof, and we undertake no obligation to update or revise any financial forecast or other forward looking statements, as a result of new developments or otherwise.
Conference Call
Business Objects will hold a conference call to discuss its financial results for the third quarter of 2006 on October 25, 2006. The call will begin at 2:00 p.m. PT (5:00 p.m. New York, 11:00 p.m. Paris, 10:00 p.m. London). The dial-in numbers are (800) 399-7988 for North America and (706) 634-5428 for Europe and Asia with ID # 8056901. The conference call also will be webcast live, and can be accessed on the company’s investor relations website at www.businessobjects.com. A replay of the webcast will be available on the site approximately two hours after the end of the live call.
Accounting Principles
Business Objects prepares its financial statements in accordance with US GAAP. Because the company is listed on both the Eurolist by Euronext™ in France and the Nasdaq Global Select Market in the United States, it is required to separately report consolidated financial statements prepared in accordance with both US GAAP and International Financial Reporting Standards (“IFRS”). The most significant identified differences between the two reporting standards for Business Objects relate to the treatment of stock-based compensation expense, the accounting for deferred tax assets on certain intercompany transactions and the accounting for business combinations.
In accordance with French regulations and IFRS, Business Objects filed with the Autorité des Marchés Financiers in France its Document de Référence 2005 on April 24, 2006 under the registration number R.06-038, which included its consolidated financial statements for the year ended on December 31, 2005. The Document de Référence 2005 includes the consolidated information that Business Objects published on April 26, 2006 to the Bulletin des Annonces Légales Obligatoires (“BALO”) in France. In addition, the company published its mid-year financial statements for the first half of 2006 in accordance with IFRS in the BALO in France on October 20, 2006.
Use of Non-GAAP Financial Measures
The non-GAAP financial measures such as operating income, net income, and earnings per share information for the third quarter and full year included in this press release are different from those otherwise presented under US GAAP as these non-GAAP measures exclude certain charges. These charges include the write-off of in-process research and development, amortization of intangible assets, and stock-based compensation expense. The non-GAAP tax rate differs from the US GAAP tax rate due to the elimination of the tax rate effect of the US GAAP expenses that are being eliminated to arrive at the non-GAAP expenses. Business Objects has provided these measures in addition to US GAAP financial results because management believes these non-GAAP measures provide a consistent basis for comparison between quarters and of growth rates year-over-year that are not influenced by certain non-cash charges or impacts of prior period acquisitions, and therefore are helpful in understanding Business Objects’ underlying operating results. In addition, this press release also includes non-GAAP measures that use a constant currency to separate the impact of conversion from other foreign currencies to US dollars from other changes in our business. These non-GAAP measures are some of the primary measures Business Objects’ management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, US GAAP and these non-GAAP measures may not be comparable to information provided by other companies. Reconciliations of US GAAP to non-GAAP results are presented at the end of this press release.
About Business Objects
Business Objects is the world’s leading business intelligence (BI) software company, with more than 39,000 customers worldwide, including over 80 percent of the Fortune 500. Business Objects helps organizations of all sizes create a trusted foundation for decision making, gain better insight into their business, and optimize performance. The company’s innovative business intelligence suite, BusinessObjects™ XI, offers the BI industry’s most advanced and complete solution for performance management, planning, reporting, query and analysis, and enterprise information management. BusinessObjects XI includes the award-winning Crystal line of reporting and data visualization software. Business Objects has also built the industry’s strongest and most diverse partner community, and offers consulting and education services to help customers effectively deploy their business intelligence projects.
Business Objects has dual headquarters in San Jose, Calif., and Paris, France. The company’s stock is traded on both the Nasdaq (BOBJ) and Euronext Paris (ISIN: FR0004026250 — BOB) stock exchanges. More information about Business Objects can be found at www.businessobjects.com.
Forward-Looking Statements
This document contains forward-looking statements that involve risks and uncertainties concerning the company’s expected growth and profitability; the company’s licensing and adoption of its BusinessObjects XI products; the integration of recent acquisitions; the migration from existing and Crystal Decisions products to BusinessObjects XI; the adoption of the company’s new EPM offerings; the company’s expected financial performance for the fourth quarter and full year 2006 and the company’s product and business strategies. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others, fluctuations in the company’s quarterly and yearly operating results; the company’s ability to estimate and sustain or increase its profitability; the company’s ability to attract, migrate and retain customers for BusinessObjects XI; the enterprise performance management products and products acquired Amstrong Laing Limited; the company’s ability to issue new releases of its products, including those obtained through acquired businesses; the company’s ability to integrate acquired businesses successfully; changes to current accounting policies which may have a significant, adverse impact upon the company’s financial results, including FAS 123(R); the introduction of new products by competitors or the entry of new competitors into the markets for Business Objects’ products; the impact of the pricing of competing technologies; the company’s ability to preserve its key strategic relationships; the company’s reliance upon selling products only in the Business Intelligence software market; the company’s ability to manage large scale deployments; the company’s mid-market strategy; and economic and political conditions in the US and abroad. More information about potential factors that could affect Business Objects’ business and financial results is included in Business Objects’ Form 10-K for the year ended December 31, 2005 and Form 10-Q for the quarter ended June 30, 2006, each of which are on file with the SEC and available at the SEC’s website at www.sec.gov. Business Objects is not obligated to undertake any obligation to update these forward-looking statements to reflect events or circumstances after the date of this document.
Business Objects and the Business Objects logo, BusinessObjects, WebIntelligence, Crystal Reports, Intelligent Question, Xcelsius, and Desktop Intelligence are trademarks or registered trademarks of Business Objects S.A. or its affiliated companies in the United States and/or other countries. All other names mentioned herein may be trademarks of their respective owners.
Business Objects Contacts
John Ederer
Vice President of Investor Relations
+1 408 953 6064
john.ederer@businessobjects.com
Nicole Noutsios
U.S. Investor Relations
+1 408 953 6339
nicole.noutsios@businessobjects.com
Philippe Laguerre
Director of Public Relations EMEA
+33 1 41 25 38 15
philippe.laguerre@businessobjects.com

BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per ordinary share and ADS data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
	(unaudited)		(unaudited)
Revenues:
Net license fees	$131,602	$120,308	$380,606	$360,317
Services	178,833	141,073	502,584	412,248

Total revenues	310,435	261,381	883,190	772,565
Cost of revenues:
Net license fees	10,870	7,169	29,122	21,586
Services	67,607	54,854	194,397	159,016

Total cost of revenues	78,477	62,023	223,519	180,602

Gross profit	231,958	199,358	659,671	591,963
Operating expenses:
Sales and marketing	121,451	103,622	362,074	312,131
Research and development	50,633	42,849	147,014	123,550
General and administrative	30,379	22,799	89,707	69,830

Total operating expenses	202,463	169,270	598,795	505,511

Income from operations	29,495	30,088	60,876	86,452
Interest and other income, net	4,726	2,895	10,589	10,473

Income before provision for income taxes	34,221	32,983	71,465	96,925
Provision for income taxes	(14,652)	(13,416)	(31,610)	(39,213)

Net income	$19,569	$19,567	$39,855	$57,712

Basic net income per ordinary share and ADS	$0.21	$0.22	$0.43	$0.64

Diluted net income per ordinary share and ADS	$0.21	$0.21	$0.42	$0.63

Ordinary shares and ADSs used in computing basic net income per ordinary share and ADS	93,685	90,552	93,204	90,005

Ordinary shares and ADSs and equivalents used in computing diluted net income per ordinary share and ADS	94,976	93,455	94,922	92,286

BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except nominal value per ordinary share)

	September 30, 2006	December 31, 2005
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$499,128	$332,777
Short-term investments	5,194	4,651
Restricted cash	19,513	22,157
Accounts receivable, net	250,269	265,672
Deferred tax assets	13,187	13,605
Prepaid and other current assets	67,619	60,880

Total current assets	854,910	699,742

Goodwill	1,218,048	1,166,043
Other intangible assets, net	115,091	110,512
Property and equipment, net	90,445	74,116
Deposits and other assets	24,522	34,945
Long-term restricted cash	24,388	20,858
Long-term deferred tax assets	19,906	17,142

Total assets	$2,347,310	$2,123,358

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$48,499	$45,777
Accrued payroll and related expenses	86,483	83,332
Income taxes payable	110,304	79,820
Deferred revenues	253,243	201,788
Other current liabilities	84,717	72,098
Escrows payable	14,154	21,728

Total current liabilities	597,400	504,543

Long-term escrows payable	17,911	10,902
Other long-term liabilities	7,621	8,871
Long-term deferred tax liabilities	2,497	2,853
Long-term deferred revenues	8,447	6,734

Total liabilities	633,876	533,903

Shareholders’ equity
Ordinary shares, Euro 0.10 nominal value	10,582	10,359
Additional paid-in capital	1,274,943	1,217,473
Treasury, Business Objects Option LLC, and Employee Benefit Sub-Plan Trust shares	(5,030)	(3,223)
Retained earnings	382,200	342,345
Unearned compensation	—	(12,243)
Accumulated other comprehensive income	50,739	34,744

Total shareholders’ equity	1,713,434	1,589,455

Total liabilities and shareholders’ equity	$2,347,310	$2,123,358

BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended
	September 30,
	2006	2005
	(unaudited)
Operating activities:
Net income	$39,855	$57,712
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	23,078	24,016
Amortization of other intangible assets	29,937	23,865
Stock-based compensation expense	37,853	3,922
Acquired in-process research and development	3,600	2,384
Loss on disposal of assets	244	831
Deferred income taxes	(10,754)	4,030
Changes in operating assets and liabilities:
Accounts receivable, net	33,453	40,331
Prepaid and other current assets	(2,159)	(13,340)
Deposits and other assets	10,492	11,379
Accounts payable	(1,245)	1,616
Accrued payroll and related expenses	(9,172)	(15,645)
Income taxes payable	29,821	(1,270)
Deferred revenues	34,517	3,237
Other liabilities	1,196	(13,111)
Short-term investments classified as trading	(543)	(970)

Net cash provided by operating activities	220,173	128,987

Investing activities:
Purchases of property and equipment	(34,251)	(22,477)
Business acquisitions, net of acquired cash	(65,233)	(95,858)
Proceeds from sale of division	2,625	—
Increase (decrease) in escrows payable	(1,031)	17,957
Transfer of cash from restricted cash accounts	(694)	(17,955)

Net cash used in investing activities	(98,584)	(118,333)

Financing activities:
Issuance of shares	32,411	30,095

Net cash provided by financing activities	32,411	30,095

Effect of foreign exchange rate changes on cash and cash equivalents	12,351	(1,770)

Net increase in cash and cash equivalents	166,351	38,979
Cash and cash equivalents, beginning of the period	332,777	293,485

Cash and cash equivalents, end of the period	$499,128	$332,464

BUSINESS OBJECTS S.A.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(in millions, except per ordinary share and ADS data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
GAAP Cost of Revenues	$78.4	$62.0	$223.5	$180.6

Amortization of intangible assets
in cost of net licence fees	(7.5)	(5.2)	(21.0)	(15.9)
in cost of services	(2.3)	(2.3)	(7.7)	(7.0)

Total	(9.8)	(7.5)	(28.7)	(22.9)

Stock-based compensation
in cost of services	(1.5)	(0.2)	(4.3)	(0.6)

Total	(1.5)	(0.2)	(4.3)	(0.6)

Non-GAAP Cost of Revenues	67.1	54.3	190.5	157.1

GAAP Gross Profit	232.0	199.4	659.7	592.0

% of total revenues	75%	76%	75%	77%
Amortization of intangible assets	9.8	7.5	28.7	22.9
Stock-based compensation	1.5	0.2	4.3	0.6

Non-GAAP Gross Profit	243.3	207.1	692.7	615.5

% of total revenues	78%	79%	78%	80%

GAAP Operating Expenses	202.5	169.3	598.8	505.5

Amortization of intangible assets and in-process R&D in sales and marketing expenses	(0.4)	(0.3)	(1.1)	(0.3)
in research and development expenses	(0.4)	(2.4)	(3.7)	(2.4)
in general and administrative expenses	0.0	0.0	0.0	(0.6)

Total	(0.8)	(2.7)	(4.8)	(3.3)

Stock-based compensation
in sales and marketing expenses	(4.2)	(0.5)	(11.4)	(1.4)
in research and development expenses	(1.8)	(0.3)	(5.5)	(1.0)
in general and administrative expenses	(5.4)	(0.6)	(16.6)	(0.9)

Total	(11.4)	(1.4)	(33.5)	(3.3)

Non-GAAP Operating Expenses	190.3	165.2	560.5	498.9

GAAP Income from Operations	29.5	30.1	60.9	86.5

% of total revenues	10%	12%	7%	11%
Total amortization of intangibles and in-process R&D	10.6	10.2	33.5	26.2
Total stock based compensation	12.9	1.6	37.8	3.9

Non-GAAP Income from Operations	53.0	41.9	132.2	116.6

% of total revenues	17%	16%	15%	15%

GAAP Net Income	19.6	19.6	39.8	57.7

Total amortization of intangibles and in-process R&D	10.6	10.2	33.5	26.2
Total stock based compensation	12.9	1.6	37.8	3.9
Tax effect of the above adjustments	(4.6)	(3.6)	(12.4)	(8.1)

Non-GAAP Net Income	38.5	27.8	98.7	79.7

Basic net income per ordinary share and ADS
GAAP	$0.21	$0.22	$0.43	$0.64
Non-GAAP	$0.41	$0.31	$1.06	$0.89

Diluted net income per ordinary share and ADS
GAAP	$0.21	$0.21	$0.42	$0.63
Non-GAAP	$0.41	$0.30	$1.04	$0.86

BUSINESS OBJECTS S.A.
Q3 FISCAL 2006 SUPPLEMENTAL INFORMATION
(in millions, except per ordinary share and ADS data)
(Unaudited)
SUPPLEMENTAL INCOME STATEMENT INFORMATION

	Fiscal 2005					Fiscal 2006
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3

Revenues
Net license fees	$115.2	$124.9	$120.3	$155.3	$515.7	$125.9	$123.1	$131.6
Maintenance	100.1	100.7	103.5	107.8	412.1	108.6	123.5	128.5
Consulting and training	33.5	36.8	37.6	41.5	149.4	43.8	47.9	50.3

Total revenues	248.8	262.4	261.4	304.6	1,077.2	278.3	294.5	310.4

Total expenses
Cost of net license fees	1.7	1.9	2.0	2.0	7.6	2.0	2.9	3.3
Cost of services	48.9	50.3	52.3	55.0	206.5	56.9	61.6	63.8
Sales and marketing	103.2	104.3	102.8	121.6	431.9	113.6	119.0	116.9
Research and development	40.0	40.1	40.2	41.1	161.4	41.9	47.5	48.4
General and administrative	24.4	21.9	22.2	25.7	94.2	23.7	24.5	25.0
Amortization of intangible assets (1)	8.1	7.9	10.2	10.1	36.3	8.9	14.0	10.6
Stock-based compensation (2)	1.2	1.1	1.6	3.1	7.0	13.4	11.5	12.9
Restructuring costs	(0.1)	—	—	0.3	0.2	—	—	—

Total expenses	227.4	227.5	231.3	258.9	945.1	260.4	281.0	280.9

Income from operations	21.4	34.9	30.1	45.7	132.1	17.9	13.5	29.5

Interest and other income, net	4.4	3.2	2.9	3.9	14.4	2.9	3.0	4.7
Income before provision for income taxes	25.8	38.1	33.0	49.6	146.5	20.8	16.5	34.2
Provision for income taxes	(10.8)	(15.0)	(13.4)	(14.7)	(53.9)	(8.5)	(8.6)	(14.6)
Effective tax rate	42%	39%	41%	30%	37%	41%	52%	43%

Net income	15.0	23.1	19.6	34.9	92.6	12.3	7.9	19.6

Net income per ordinary share and ADS
Basic	0.17	0.26	0.22	0.38	1.02	0.13	0.09	0.21
Diluted	0.16	0.25	0.21	0.37	1.00	0.13	0.08	0.21
Ordinary shares and ADSs used in computing net income per share (000’s)
Basic	89,424	90,030	90,552	91,588	90,405	92,552	93,310	93,685
Diluted	91,184	92,089	93,455	95,086	93,036	95,333	95,083	94,976

Amortization of intangible assets
Cost of net license fees	5.5	5.3	5.2	6.1	22.1	6.0	7.4	7.5
Cost of services	2.3	2.3	2.3	2.5	9.4	2.5	2.9	2.3
Sales and marketing	—	—	0.3	0.3	0.6	0.4	0.4	0.4
Research and development (1)	—	—	2.4	1.2	3.6	—	3.3	0.4
General and administrative	0.3	0.3	—	—	0.6	—	—	—

Total	8.1	7.9	10.2	10.1	36.3	8.9	14.0	10.6

Stock-based compensation (2)
Cost of services	0.2	0.2	0.2	0.2	0.8	1.4	1.5	1.5
Sales and marketing	0.5	0.5	0.5	0.4	1.9	3.5	3.7	4.2
Research and development	0.3	0.3	0.3	0.3	1.2	1.8	1.8	1.8
General and administrative	0.2	0.1	0.6	2.2	3.1	6.7	4.5	5.4

Total	1.2	1.1	1.6	3.1	7.0	13.4	11.5	12.9

Non-GAAP income from operations (3)	30.6	43.9	41.9	59.2	175.6	40.2	39.0	53.0

% of total revenues	12%	17%	16%	19%	16%	14%	13%	17%
Interest and other income, net	4.4	3.2	2.9	3.9	14.4	2.9	3.0	4.7
Income before provision for income taxes	35.0	47.1	44.8	63.1	190.0	43.1	42.0	57.7
Provision for income taxes	(12.9)	(17.4)	(17.0)	(22.7)	(70.0)	(12.0)	(12.9)	(19.2)
Effective tax rate	37%	37%	38%	36%	37%	28%	31%	33%

Non-GAAP net income	22.1	29.7	27.8	40.4	120.0	31.1	29.1	38.5

% of total revenues	9%	11%	11%	13%	11%	11%	10%	12%

Non-GAAP net income per ordinary share and ADS
Basic	0.25	0.33	0.31	0.44	1.33	0.34	0.31	0.41
Diluted	0.24	0.32	0.30	0.42	1.29	0.33	0.31	0.41

(1)	Includes acquired in-process research and development related to acquisitions

(2)	In fiscal 2005, represents stock-based compensation expense recorded in accordance with APB 25. In fiscal 2006, represents stock-based compensation expense recorded in accordance with FAS 123R.

(3)	Non-GAAP measures are reconciled from US GAAP figures. Non-GAAP measures exclude in-process research and development, amortization of intangible assets, stock-based compensation expense, and restructuring costs.

BUSINESS OBJECTS S.A.
Q3 FISCAL 2006 SUPPLEMENTAL INFORMATION
(in millions, except for number of transactions, DSO and headcount information) (Unaudited)

	Fiscal 2005					Fiscal 2006
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3

REVENUE ANALYSIS

Total revenues by geography
Americas	$118.1	$123.6	$137.6	$166.7	546.0	$146.9	$167.7	$175.1
EMEA	111.2	116.5	104.9	117.7	450.3	112.3	106.8	112.7
Asia Pacific, including Japan	19.5	22.3	18.9	20.2	80.9	19.1	20.0	22.6

Total	$248.8	$262.4	$261.4	$304.6	$1,077.2	$278.3	$294.5	$310.4

Analysis of currency impact (year-over-year)

Reported revenue growth rate	15%	18%	19%	14%	16%	12%	12%	19%
Constant currency growth rate	11%	15%	18%	19%	16%	17%	12%	16%

Impact of foreign currency on growth rate	3%	3%	1%	-5%	1%	-5%	0%	3%

	Fiscal 2005					Fiscal 2006
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3

LICENSE REVENUE ANALYSIS

License revenues by channel
Direct	47%	49%	48%	59%	51%	54%	48%	52%
Indirect	53%	51%	52%	41%	49%	46%	52%	48%

Total	100%	100%	100%	100%	100%	100%	100%	100%

Number of transactions by size

Over $1 million	9	13	10	14	46	9	4	9
$200 thousand to $999 thousand	101	96	121	147	465	104	113	107

	Fiscal 2005				Fiscal 2006
	Q1	Q2	Q3	Q4	Q1	Q2	Q3

SELECTED BALANCE SHEET ITEMS

Cash and cash equivalents, restricted cash, and short-term investments	$392	$384	$369	$380	$474	$532	$548
DSO (Days sales outstanding)	66	72	69	79	80	73	73

HEADCOUNT

Total headcount	3,944	4,039	4,320	4,418	4,484	4,977	5,141